UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2013

Vantiv, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35462 (Commission File Number)	26-4532998 (IRS Employer Identification No.)

8500 Governor's Hill Drive Symmes Township, Ohio 45249 (Address of principal executive offices, including zip code)

(513) 900-5250 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On February 11, 2013, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Vantiv, Inc. (the “Company”) approved the design of its long-term incentive plan (the “LTIP”) for executive officers and certain employees of the Company, including the Company’s named executive officers. Awards under the LTIP will be in the form of stock options, performance shares and restricted stock units granted under the Company’s 2012 Equity Incentive Plan (the “Equity Plan”). With respect to the Chief Executive Officer, the potential long-term incentive opportunity will be comprised of 50% stock options and 50% performance shares. With respect to other executive officers, the potential long-term incentive opportunity will be comprised of 40% stock options, 40% performance shares and 20% restricted stock units.
Pursuant to the terms of the Equity Plan, stock options will be granted with an option price equal to the closing price of the Company’s Class A common stock on the date of grant. The options will vest in 25% annual increments beginning on the first anniversary of the date of grant. The restricted stock units will also vest in 25% annual increments beginning on the first anniversary of the date of grant. The performance shares will vest on the third anniversary of the date of grant if, and only to the extent that, certain performance targets are met at the end of a three-year performance period. The target number of performance shares to be awarded to each participant will be calculated by dividing the target award amount denominated in dollars by the closing price of the Company’s Class A common stock on the date of grant. Based on attainment of at least a threshold level of performance, the actual number of performance shares earned will be 50% for performance at the threshold level, 100% for performance at the target level and 200% for performance at or above the maximum level established.  For performance between the established levels, the number of performance shares earned will be based on linear interpolation between such levels. If the threshold performance is not achieved, all of the performance shares will be forfeited. The performance metrics include: 1) the Company’s cumulative compound annual growth rate in net revenue over the three-year period beginning January 1, 2013 and ending December 31, 2015, which will determine the vesting of 30% of the performance shares; and 2) the Company’s cumulative compound annual growth rate in adjusted cash net income per share over the same three-year period, which will determine the vesting of 70% of the performance shares. Earned performance shares will be settled on a one-for-one basis in shares of the Company’s Class A common stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: February 15, 2013	By:	/s/ Nelson F. Greene
		Name:	Nelson F. Greene
		Title:	Chief Legal Officer and Secretary